EXHIBIT 99.1

                             JOINT FILING AGREEMENT

         The undersigned  acknowledge and agree that the foregoing  statement on
Schedule 13D is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

Dated:  December 18, 1998

                                       U.S.A. FUND LIMITED PARTNERSHIP

                                       By:  World Total Return, Inc.


                                       By:    /s/ Marc P. Blum
                                              Marc P. Blum, President


                                       WORLD TOTAL RETURN, INC.


                                       By:    /s/ Marc P. Blum
                                              Marc P. Blum, President




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